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As filed with the Securities and Exchange Commission on December 17, 2010

Registration No. 333-167560

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 5
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SINO CLEAN ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	2860 (Primary Standard Industrial Classification Code Number)	75-2882833 (IRS Employer Identification No.)

Room 1502, Building D, Wangzuo International City Building
No. 3 Tangyuan Road, Gaoxin District
Xi'an, Shaanxi Province, PRC
(011) 86-29-8844-7960
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Laughlin & Associates, Inc.
2533 N. Carson Street
Carson City, NV 89706
1-888-273-8152
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mitchell S. Nussbaum, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212)-407-4159 Fax: (212)-407-4990	Michael S. Turner, Esq. Yvan-Claude Pierre, Esq. Matthew D. Adler, Esq. DLA Piper LLP (US) 33 Arch Street, 26th Floor Boston, MA 02110 Tel: (617)-406-6014 Fax: (617)-406-6114

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the Registration Statement has been declared effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

         The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

 Explanatory Note

        Sino Clean Energy Inc. has prepared this Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-167560) for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. This Amendment No. 5 does not modify any provision of the Prospectus or the Resale Prospectus that form a part of the Registration Statement and accordingly such prospectuses have not been included herein.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The expenses payable by us in connection with this offering are as follows:

SEC Registration Fee	$4,131.80
FINRA Fees	$4,000
Legal Fees and Expenses*	$700,000
Printing and Engraving Expenses*	$250,000
Accounting Fees and Expenses*	$125,000
Miscellaneous Expenses*	$25,000
Total*	$1,108,131.8

*
Estimates

Item 14.   Indemnification of Directors and Officers.

        We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Pursuant to Article 7 of our articles of incorporation and Nevada's Revised Business Statutes, our bylaws contain the following indemnification provision for our directors and officers:

        "The corporation shall indemnify directors, officers, employees, and agents of the corporation to the extent required by the Nevada Revised Statutes and shall indemnify such individuals to the extent permitted by the Nevada Revised Statutes. The corporation may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the Nevada Revised Statutes."

        Such indemnification provision may be sufficiently broad to permit indemnification of our executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. We do not currently carry directors' and officers' liability insurance covering our directors and officers, but we have plans to do so. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Item 15.    Recent Sales of Unregistered Securities

        The following are all issuances of securities by the registrant during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he or it was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions. The share and dollar amounts set forth below have been adjusted to reflect the 1-for-10 reverse stock split effected on May 7, 2010.

        On July 20, 2009, we entered into a Securities Purchase Agreement with several institutional and/or accredited investors pursuant to which the Company sold and issued to the purchasers $6.177 million in aggregate principal amount of 10% senior secured convertible notes initially due July 16, 2012, and warrants to purchase up to approximately 1.6 million shares of common stock with an exercise price equal to $2.85 per share in a private placement pursuant to Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). We relied upon representations and warranties made by each purchaser in the Securities Purchase Agreement that such purchaser was qualified as an accredited investor, as defined by Rule 501 under the Regulation D.

        On July 1, 2009, we entered into a Securities Purchase Agreement with several institutional and/or accredited investors pursuant to which the Company sold and issued to the Purchasers $5.415 million in aggregate principal amount of 10% senior secured convertible notes initially due June 30, 2012, and warrants to purchase up to 1.4 million shares of common stock with an exercise price equal to $2.85 per share in a private placement pursuant to Regulation D under the Securities Act. We relied upon representations and warranties made by each purchaser in the Securities Purchase Agreement that such purchaser was qualified as an accredited investor, as defined by Rule 501 under the Regulation D.

        We previously issued warrants to purchase up to 427,074 shares of common stock at an exercise price of $2.28 per share, to Axiom Capital Management, Inc. on October 28, 2009, as an investment banking commission in connection with our private placement of convertible notes.

        On March 31, 2009, we issued 116,650 shares of restricted common stock to an independent consultant that we engaged for consultation and advisory services relating to investor relation. On April 1, 2009, we issued an additional 116,650 shares of restricted common stock to the same consultant.

        On or about March 27, 2009, we entered into an agreement with the investors who participated in our private financing in September 2008 to amend certain terms of the convertible debentures as well as the warrants that we issued to these investors. The amendment amended the terms of the convertible debentures to (i) include an adjustment to the conversion price so that it shall not be lower than $0.50 per share in the event an adjustment is mandated by the terms of the convertible debenture; (ii) include that an issuance of shares of common stock or its equivalent at less than $0.50 per share, while the convertible debenture is outstanding, shall be deemed an event of default; (iii) include that no less than 30 days from the maturity date of the convertible debentures, we shall establish an escrow account with a PRC law firm and shall deposit an amount of money equal to the aggregate principal of the convertible debentures and accrued interest thereon into such escrow account; and (iv) to include that the investors shall have an option to extend the maturity date of the convertible debentures by one year. The amendment amended the terms of the warrants to include an adjustment to the exercise price so that it shall not be lower than $0.50 per share in the event an adjustment is mandated by the terms of the warrants.

        On September 19, 2008, we entered into a Securities Purchase Agreement with four institutional and/or accredited investors pursuant to which the Company sold to the purchasers $535,000 in aggregate principal amount of 18% convertible debentures due September 18, 2009, and warrants to purchase up to 356,667 shares of the common stock of the Company with an exercise price equal to $1.50 per share, in a private placement exempt from registration under the Securities Act. We also issued a warrant to Ancora Securities, Inc., as finder's fee, to purchase up to 9,000 shares of common stock at an exercise price of $2.50 per share and to expire on September 18, 2010. We relied upon representations and warranties made by each purchaser in the Securities Purchase Agreement that such purchaser was either qualified as an accredited investor, as defined by Rule 501 under the Regulation D or was a non-U.S. person who acquired the securities for investment purposes and not with a view toward distribution and would comply with the other requirements of the Regulation S.

        On September 16, 2008, we entered into a Securities Purchase Agreement with two institutional and accredited investors pursuant to which the Company sold to the purchasers $800,650 in aggregate principal amount of 18% secured convertible debentures due September 15, 2009, and warrants to purchase up to 533,766 shares of the common stock of the Company with an exercise price equal to $1.50 per share, in a private placement exempt from registration under the Securities Act. The Company also issued a warrant to Ancora Securities, Inc., as finder's fee, to purchase up to 26,710 shares of common stock at an exercise price of $2.50 per share and to expire on September 15, 2010. We relied upon representations and warranties made by each purchaser in the Securities Purchase Agreement that such purchaser was either qualified as an accredited investor, as defined by Rule 501 under the Regulation D or was a non-U.S. person who acquired the securities for investment purposes and not with a view toward distribution and would comply with the other requirements of the Regulation S.

        On June 30, 2008, we entered into a Securities Purchase Agreement with Mr. Peng Zhou, a member of our board of directors, and Suo'ang New Energy, a limited liability company in the PRC. Pursuant to the terms of the Securities Purchase Agreement, we agreed to acquire from Mr. Zhou his 20% equity ownership interest in Suo'ang New Energy in exchange for the issuance of 750,000 shares of our restricted common stock to Mr. Zhou pursuant to an offshore transaction with non-U.S. persons under Regulation S of the Securities Act.

Item 16.    Exhibits and Financial Statement Schedules

(a)   Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement***
2.1	Share Exchange Agreement by and between Endo Networks, Inc. ("Endo"), the Majority Stockholders of Endo, Hangson Ltd. ("Hangson") and the Stockholders of Hangson dated October 18, 2006(1)
3.1	Articles of Incorporation of Endo Networks, Inc., a Nevada corporation, as amended.(2)
3.2	Certificate of Change Pursuant to NRS 78.209 to the Amended and Restated Articles of Incorporation of Sino Clean Energy.(3)
3.3	Bylaws of Endo(2)
3.4	Text of Amendment to our Bylaws(4)
3.5	Articles of Merger filed with the Secretary of State of Nevada with an effective date of August 15, 2007(5)
4.1	Form of Registrant's 18% Secured Convertible Debenture(6)
4.2	Form of Registrant's Warrant(6)

Exhibit No.	Description
4.3	Form of Warrant issued to Ancora Securities, Inc.(6)
4.4	Non-statutory Stock Option Agreement by and between Registrant and Hon Wan Chan dated December 15, 2008(7)
4.5	Form of 10% Senior Secured Convertible Note issued to the Purchasers(8)
4.6	Form of Warrant issued to the Purchasers(8)
5.1*	Legal Opinion of Lionel Sawyer & Collins re: legality of the common stock being registered
10.1	Asset and Share Purchase Agreement by and between Registrant and Peter B. Day (for Endo Canada)(9)
10.2	Securities Purchase Agreement by and among Registrant, Peng Zhou and Shaanxi Suo'ang New Energy Enterprise Co., Ltd. dated June 30, 2008(10)
10.3	Securities Purchase Agreement by and among Registrant and two institutional and accredited investors dated September 16, 2008(6)
10.4	Securities Purchase Agreement by and among Registrant and four institutional and accredited investors dated September 19, 2008(11)
10.5	Employment Agreement by and between Registrant and Hon Wan Chan dated December 15, 2008(7)
10.6	Form of Director Offer Letter(7)
10.7	Indemnity Agreement by and between Registrant and Bennet P. Tchaikovsky dated December 15, 2008(7)
10.8	Form of Exchange and Amendment Agreement by and among Registrant and six institutional and accredited investors(12)
10.9	Amendment to Consulting Services Agreement by and between Hangson and Shaanxi Suo'ang Biological Science & Technology Co., Ltd. ("Suo'ang BST") dated June 30, 2009(13)
10.10	Amendment to Equity Pledge Agreement by and among Hangson, Suo'ang BST and Suo'ang BST's Majority Stockholders dated June 30, 2009(13)
10.11	Agreement to Transfer of Operating Agreement among Hangson, Suoke SCE, Suo'ang BST, Suo'ang BST's Majority Stockholders and Sino Clean dated June 30, 2009(13)
10.12	Designation Agreement among Hangson, Suoke SCE, Suo'ang BST, Suo'ang BST's Majority Stockholders and Sino Clean dated June 30, 2009(13)
10.13	Agreement to Transfer of Option Agreement among Hangson, Suoke SCE, Suo'ang BST, Suo'ang BST's Majority Stockholders and Sino Clean dated June 30, 2009(13)
10.14	Form of Securities Purchase Agreement, dated as of July 1, 2009 by and among the Company and certain Purchasers(8)
10.15	Form of Amendment Agreement to the Securities Purchase Agreement by and among the Company and certain Purchasers dated as of August 2009(14)
10.16	Agreement to Terminate the Consulting Service Agreement by and between Tongchuan Suoke Clean Energy Co., Ltd. and Shaanxi Suo'ang Biological Science & Technology Co., Ltd. dated as of December 31, 2009(15)
10.17	Agreement to Terminate the Equity Pledge Agreement by and between Tongchuan Suoke Clean Energy Co., Ltd., Shaanxi Suo'ang Biological Science & Technology Co., Ltd. and certain shareholders listed thereto, dated as of December 31, 2009(15)

Exhibit No.	Description
10.18	Agreement to Terminate the Operating Agreement by and between Tongchuan Suoke Clean Energy Co., Ltd., Shaanxi Suo'ang Biological Science & Technology Co., Ltd. and certain shareholders listed thereto, dated as of December 31, 2009(15)
10.19	Agreement to Terminate the Voting Rights Proxy Agreement by and between Tongchuan Suoke Clean Energy Co., Ltd., Shaanxi Suo'ang Biological Science & Technology Co., Ltd. and certain shareholders listed thereto, dated as of December 31, 2009(15)
10.20	Agreement to Terminate the Option Agreement by and between Tongchuan Suoke Clean Energy Co., Ltd., Shaanxi Suo'ang Biological Science & Technology Co., Ltd. and certain shareholders listed thereto, dated as of December 31, 2009(15)
10.21	Joint Investment, Development and Construction Production Project Agreement by and between Guanxi New Energy Heat Source Co., Ltd. and Tongchuan Suoke Clean Energy Co., Ltd., dated November 18, 2009***
10.22	Strategic Cooperation Agreement by and between Shaanxi Suo'ang Biological Science & Technology Co., Ltd. and Qingdao Haizhong Enterprise Co., Ltd., dated July 9, 2009***
10.23	Land Lease Contract by and between No. 3 Company of Shenyang Lumber General Corporation and Shaanxi Suo'ang New Energy Enterprise Co,. Ltd., dated July 21, 2009(16)
10.24	Employment Agreement by and between the Company and Wen (Wendy) Fu, dated February 12, 2010(17)
10.25	Non-Statutory Stock Option Agreement by and between the Company and Ms. Wen (Wendy) Fu, dated February 23, 2010***
10.26	Strategic Cooperation Agreement by and between Tongchuan Suoke Clean Energy Co., Ltd. and Qingdao Haizhong Enterprise Co., Ltd., dated March 31, 2010***
10.27	Haizhong CWSF Boiler Sales Agency Agreement by and between Qingdao Haizhong Enterprise Co., Ltd. and Shaanxi Suo'ang Biological Science & Technology Co., Ltd., dated February 11, 2008***
10.28	Transfer Agreement by and among Shaanxi Suo'ang Biological Science & Technology Co., Ltd., Shaanxi Suo'ang New Energy Enterprise Co., Ltd. and Qingdao Haizhong Enterprise Co., Ltd., dated December 28, 2009***
10.29	CWSF Product Purchase Contract by and between Shenyang Suo'ang Energy Co., Ltd. and Shenyang Haizhong Heat Resource Co., Ltd., dated October 28, 2009***
10.30	Employment Agreement by and between the Company and Mr. Baowen Ren, dated June 10, 2010***
10.31	Exclusivity Supplemental Agreement by and between Qingdao Haizhong Enterprises Co. Ltd. and Shaanxi Suo'ang New Energy Enterprise Co., Ltd., dated as of June 11, 2010***
10.32	Exclusivity Supplemental Agreement by and between Shenyang Suo'ang Energy Co., Ltd. and Shenyang Haizhong Heat Resource Co., Ltd., dated as of June 11, 2010***
10.33	Manufacture Purchase and Sale Contract by and between Suoke Clean Energy Co., Ltd. and Guangdong Dongguan Yonxu Paper Co., Ltd., dated August 24, 2010(19)
14.1	Code of Business Conduct and Ethics(7)
21.1	List of Subsidiaries(18)
23.1*	Consent of Lionel Sawyer & Collins to the use of the opinion annexed as Exhibit 5.1 (contained in the opinion annexed as Exhibit 5.1)
23.2	Consent of Weinberg & Company, P.A., Independent Registered Public Accounting Firm***

Exhibit No.	Description
23.3	Consent of Frost & Sullivan to use research data in the registration statement***
23.4	Consent of Beijing Zhongjing Zongheng Information and Consulting Center to use research data in the registration statement***
24.1	Power of Attorney (contained in the signature page to the registration statement)***

*
Filed herewith.

**
To be filed by amendment.

***
Previously filed.

(1)
Filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on October 18, 2006 and incorporated herein by reference.

(2)
Filed as Exhibits to the Registrant's Current Report on Form 8-K filed with the SEC on October 26, 2006 and incorporated herein by reference.

(3)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on May 10, 2010 and incorporated herein by reference.

(4)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on November 17, 2006 and incorporated herein by reference.

(5)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on August 17, 2007 and incorporated herein by reference.

(6)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on September 17, 2008 and incorporated herein by reference.

(7)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on December 16, 2008 and incorporated herein by reference.

(8)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on July 8, 2009 and incorporated herein by reference.

(9)
Filed as Exhibit A of Registrant's Schedule 14A filed with the SEC on August 8, 2006 and incorporated herein by reference.

(10)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on July 7, 2008 and incorporated herein by reference.

(11)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on September 22, 2008 and incorporated herein by reference.

(12)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on March 30, 2009 and incorporated herein by reference.

(13)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on July 7, 2009 and incorporated herein by reference.

(14)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on August 20, 2009 and incorporated herein by reference.

(15)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on January 7, 2010 and incorporated herein by reference.

(16)
Filed as an Exhibit to the Registrant's Annual Report on Form 10-K filed with the SEC on April 9, 2010 and incorporated herein by reference.

(17)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on February 19, 2010 and incorporated herein by reference.

(18)
Filed as an Exhibit to the Registrant's Annual Report on Form 10-K filed with the SEC on April 9, 2010 and incorporated herein by reference.

(19)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on November 12, 2010 and incorporated herein by reference.

(b)
Financial Statement Schedules. None

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i.      To include any prospectus required by Section 10(a)(3) of the Securities Act;

            ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   To remove from registration by means of a post-effective amendment to any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

            Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

              (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

              (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

              (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   The undersigned registrant hereby undertakes that:

            (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the PRC, on December 17, 2010.

SINO CLEAN ENERGY INC.
By:	/s/ BAOWEN REN Baowen Ren Chief Executive Officer (principal executive officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Title	Date

/s/ BAOWEN REN Baowen Ren Chief Executive Officer and Chairman of the Board (principal executive officer)	December 17, 2010
/s/ WEN (WENDY) FU Wen (Wendy) Fu Chief Financial Officer (principal accounting and financial officer)	December 17, 2010
* Wenjie Zhang Director	December 17, 2010
* Peng Zhou Director	December 17, 2010
* Albert Ching-Hwa Pu Director	December 17, 2010
* Zidong Cao Director	December 17, 2010
*/s/ BAOWEN REN Baowen Ren, Attorney-in-fact

 EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement***
2.1	Share Exchange Agreement by and between Endo Networks, Inc. ("Endo"), the Majority Stockholders of Endo, Hangson Ltd. ("Hangson") and the Stockholders of Hangson dated October 18, 2006(1)
3.1	Articles of Incorporation of Endo Networks, Inc., a Nevada corporation, as amended.(2)
3.2	Certificate of Change Pursuant to NRS 78.209 to the Amended and Restated Articles of Incorporation of Sino Clean Energy.(3)
3.3	Bylaws of Endo(2)
3.4	Text of Amendment to our Bylaws(4)
3.5	Articles of Merger filed with the Secretary of State of Nevada with an effective date of August 15, 2007(5)
4.1	Form of Registrant's 18% Secured Convertible Debenture(6)
4.2	Form of Registrant's Warrant(6)
4.3	Form of Warrant issued to Ancora Securities, Inc.(6)
4.4	Non-statutory Stock Option Agreement by and between Registrant and Hon Wan Chan dated December 15, 2008(7)
4.5	Form of 10% Senior Secured Convertible Note issued to the Purchasers(8)
4.6	Form of Warrant issued to the Purchasers(8)
5.1*	Legal Opinion of Lionel Sawyer & Collins re: legality of the common stock being registered
10.1	Asset and Share Purchase Agreement by and between Registrant and Peter B. Day (for Endo Canada)(9)
10.2	Securities Purchase Agreement by and among Registrant, Peng Zhou and Shaanxi Suo'ang New Energy Enterprise Co., Ltd. dated June 30, 2008(10)
10.3	Securities Purchase Agreement by and among Registrant and two institutional and accredited investors dated September 16, 2008(6)
10.4	Securities Purchase Agreement by and among Registrant and four institutional and accredited investors dated September 19, 2008(11)
10.5	Employment Agreement by and between Registrant and Hon Wan Chan dated December 15, 2008(7)
10.6	Form of Director Offer Letter(7)
10.7	Indemnity Agreement by and between Registrant and Bennet P. Tchaikovsky dated December 15, 2008(7)
10.8	Form of Exchange and Amendment Agreement by and among Registrant and six institutional and accredited investors(12)
10.9	Amendment to Consulting Services Agreement by and between Hangson and Shaanxi Suo'ang Biological Science & Technology Co., Ltd. ("Suo'ang BST") dated June 30, 2009(13)
10.10	Amendment to Equity Pledge Agreement by and among Hangson, Suo'ang BST and Suo'ang BST's Majority Stockholders dated June 30, 2009(13)

Exhibit No.	Description
10.11	Agreement to Transfer of Operating Agreement among Hangson, Suoke SCE, Suo'ang BST, Suo'ang BST's Majority Stockholders and Sino Clean dated June 30, 2009(13)
10.12	Designation Agreement among Hangson, Suoke SCE, Suo'ang BST, Suo'ang BST's Majority Stockholders and Sino Clean dated June 30, 2009(13)
10.13	Agreement to Transfer of Option Agreement among Hangson, Suoke SCE, Suo'ang BST, Suo'ang BST's Majority Stockholders and Sino Clean dated June 30, 2009(13)
10.14	Form of Securities Purchase Agreement, dated as of July 1, 2009 by and among the Company and certain Purchasers(8)
10.15	Form of Amendment Agreement to the Securities Purchase Agreement by and among the Company and certain Purchasers dated as of August 2009(14)
10.16
Agreement to Terminate the Consulting Service Agreement by and between Tongchuan Suoke Clean Energy Co., Ltd. and Shaanxi Suo'ang Biological Science & Technology Co., Ltd. dated as of December 31, 2009(15)
10.17
Agreement to Terminate the Equity Pledge Agreement by and between Tongchuan Suoke Clean Energy Co., Ltd., Shaanxi Suo'ang Biological Science & Technology Co., Ltd. and certain shareholders listed thereto, dated as of December 31, 2009(15)
10.18
Agreement to Terminate the Operating Agreement by and between Tongchuan Suoke Clean Energy Co., Ltd., Shaanxi Suo'ang Biological Science & Technology Co., Ltd. and certain shareholders listed thereto, dated as of December 31, 2009(15)
10.19
Agreement to Terminate the Voting Rights Proxy Agreement by and between Tongchuan Suoke Clean Energy Co., Ltd., Shaanxi Suo'ang Biological Science & Technology Co., Ltd. and certain shareholders listed thereto, dated as of December 31, 2009(15)
10.20
Agreement to Terminate the Option Agreement by and between Tongchuan Suoke Clean Energy Co., Ltd., Shaanxi Suo'ang Biological Science & Technology Co., Ltd. and certain shareholders listed thereto, dated as of December 31, 2009(15)
10.21
Joint Investment, Development and Construction Production Project Agreement by and between Guanxi New Energy Heat Source Co., Ltd. and Tongchuan Suoke Clean Energy Co., Ltd., dated November 18, 2009***
10.22	Strategic Cooperation Agreement by and between Shaanxi Suo'ang Biological Science & Technology Co., Ltd. and Qingdao Haizhong Enterprise Co., Ltd., dated July 9, 2009***
10.23	Land Lease Contract by and between No. 3 Company of Shenyang Lumber General Corporation and Shaanxi Suo'ang New Energy Enterprise Co,. Ltd., dated July 21, 2009(16)
10.24	Employment Agreement by and between Company and Wen (Wendy) Fu dated February 12, 2010(17)
10.25	Non-Statutory Stock Option Agreement by and between the Company and Ms. Wen (Wendy) Fu, dated February 23, 2010***
10.26	Strategic Cooperation Agreement by and between Tongchuan Suoke Clean Energy Co., Ltd. and Qingdao Haizhong Enterprise Co., Ltd., dated March 31, 2010***
10.27	Haizhong CWSF Boiler Sales Agency Agreement by and between Qingdao Haizhong Enterprise Co., Ltd. and Shaanxi Suo'ang Biological Science & Technology Co., Ltd., dated February 11, 2008***
10.28
Transfer Agreement by and among Shaanxi Suo'ang Biological Science & Technology Co., Ltd., Shaanxi Suo'ang New Energy Enterprise Co., Ltd. and Qingdao Haizhong Enterprise Co., Ltd., dated December 28, 2009***
10.29	CWSF Product Purchase Contract by and between Shenyang Suo'ang Energy Co., Ltd. and Shenyang Haizhong Heat Resource Co., Ltd., dated October 28, 2009***

Exhibit No.	Description
10.30	Employment Agreement by and between the Company and Mr. Baowen Ren, dated June 10, 2010***
10.31	Exclusivity Supplemental Agreement by and between Qingdao Haizhong Enterprises Co. Ltd. and Shaanxi Suo'ang New Energy Enterprise Co., Ltd., dated as of June 11, 2010***
10.32	Exclusivity Supplemental Agreement by and between Shenyang Suo'ang Energy Co., Ltd. and Shenyang Haizhong Heat Resource Co., Ltd., dated as of June 11, 2010***
10.33	Manufacture Purchase and Sale Contract by and between Suoke Clean Energy Co., Ltd. and Guangdong Dongguan Yonxu Paper Co., Ltd., dated August 24, 2010(19)
14.1	Code of Business Conduct and Ethics(7)
21.1	List of Subsidiaries(18)
23.1*	Consent of Lionel Sawyer & Collins to the use of the opinion annexed as Exhibit 5.1 (contained in the opinion annexed as Exhibit 5.1)
23.2	Consent of Weinberg & Company, P.A., Independent Registered Public Accounting Firm***
23.3	Consent of Frost & Sullivan to use research data in the registration statement***
23.4	Consent of Beijing Zhongjing Zongheng Information and Consulting Center to use research data in the registration statement***
24.1	Power of Attorney (contained in the signature page to the registration statement)***

*
Filed herewith.

**
To be filed by amendment.

***
Previously filed.

(1)
Filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on October 18, 2006 and incorporated herein by reference.

(2)
Filed as Exhibits to the Registrant's Current Report on Form 8-K filed with the SEC on October 26, 2006 and incorporated herein by reference.

(3)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on May 10, 2010 and incorporated herein by reference.

(4)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on November 17, 2006 and incorporated herein by reference.

(5)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on August 17, 2007 and incorporated herein by reference.

(6)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on September 17, 2008 and incorporated herein by reference.

(7)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on December 16, 2008 and incorporated herein by reference.

(8)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on July 8, 2009 and incorporated herein by reference.

(9)
Filed as Exhibit A of Registrant's Schedule 14A filed with the SEC on August 8, 2006 and incorporated herein by reference.

(10)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on July 7, 2008 and incorporated herein by reference.

(11)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on September 22, 2008 and incorporated herein by reference.

(12)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on March 30, 2009 and incorporated herein by reference.

(13)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on July 7, 2009 and incorporated herein by reference.

(14)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on August 20, 2009 and incorporated herein by reference.

(15)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on January 7, 2010 and incorporated herein by reference.

(16)
Filed as an Exhibit to the Registrant's Annual Report on Form 10-K filed with the SEC on April 9, 2010 and incorporated herein by reference.

(17)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on February 19, 2010 and incorporated herein by reference.

(18)
Filed as an Exhibit to the Registrant's Annual Report on Form 10-K filed with the SEC on April 9, 2010 and incorporated herein by reference.

(19)
Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on November 12, 2010 and incorporated herein by reference.

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Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities
  Item 16. Exhibits and Financial Statement Schedules
  Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX